                                                                    EXHIBIT 25.1



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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)      |x|

                           ---------------------------

                              THE BANK OF NEW YORK

               (Exact name of trustee as specified in its charter)

New York                                                    13-5160382
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

One Wall Street, New York, N.Y.                             10286
(Address of principal executive offices)                    (Zip code)

                           ---------------------------

                           LIN Television Corporation
               (Exact name of obligor as specified in its charter)



Delaware                                                    13-3581627
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)


LIN TV Corp.                                Delaware                  05-0501252
Abilene Broadcasting, LLC                   Delaware                  52-2368779
Airwaves, Inc.                              Delaware                  05-0487757
Indiana Broadcasting, LLC                   Delaware                  05-0496718
KXAN, Inc.                                  Delaware                  13-2670260
KXTX Holdings, Inc.                         Delaware                  05-0481599

LIN TV Corp.                                Delaware                  05-0501252
LIN Airtime, LLC                            Delaware                  52-2258751
LIN Sports, Inc.                            Delaware                  05-0487756
LIN Television of San Juan, Inc.            Delaware                  52-2189666
LIN Television of Texas, Inc.               Delaware                  05-0481602
LIN Television of Texas, LP                 Delaware                  05-0481606
Linbenco, Inc.                              Delaware                  05-0487755
North Texas Broadcasting Corp.              Delaware                  13-2740621
Primeland Television, Inc.                  Delaware                  37-1023233
Providence Broadcasting, LLC                Delaware                  52-2291972
Televicentro of Puerto Rico, LLC            Delaware                  52-2188462
TVL Broadcasting, Inc.                      Delaware                  75-2676358
TVL Broadcasting of Abilene, Inc.           Delaware                  75-0900102
TVL Broadcasting of RI, LLC                 Delaware                  52-2368799
WAVY Broadcasting, LLC                      Delaware                  05-0496719
WDTN Broadcasting, LLC                      Delaware                  52-2368795
WEYI Broadcasting, LLC                      Delaware                  52-2368788
WEYI Television, Inc.                       Delaware                  11-3657287
WIVB Broadcasting, LLC                      Delaware                  05-0496720
WNJX-TV, Inc.                               Delaware                  38-2570820
WOOD License Co., LLC                       Delaware                  05-0496721
WOOD Television, Inc.                       Delaware                  06-1506282
WTNH Broadcasting, Inc.                     Delaware                  05-0481600
WUPW Broadcasting, LLC                      Delaware                  52-2368784
WWLP Broadcasting, LLC                      Delaware                  52-7115298

LIN TV Corp. and each of the above direct and indirect subsidiaries of LIN Television Corporation are Co-Registrants.

Four Richmond Square
Suite 200
Providence, Rhode Island                                              02906
                                                                      (Zip Code)
(Address of principal executive offices)

                           ---------------------------

                   6 1/2% Senior Subordinated Notes due 2013
                       (Title of the indenture securities)

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1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


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             Name                                    Address
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Superintendent of Banks of the State      2 Rector Street, New York, N.Y.
of New York                               10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York          33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation     Washington, D.C. 20429

New York Clearing House Association       New York, New York 10005



     (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.

16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of July, 2003.


                                                  THE BANK OF NEW YORK


                                                  By: /s/MARGARET  CIESMELEWSKI


                                                  ------------------------------
                                                     Name: Margaret Ciesmelewski
                                                     Title: Vice President

                                                                       EXHIBIT 7

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                   Dollar Amounts
                                                                   In Thousands
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin .......      $  4,389,492
   Interest-bearing balances ................................         3,288,212
Securities:
   Held-to-maturity securities ..............................           654,763
   Available-for-sale securities ............................        17,626,360
Federal funds sold in domestic offices ......................         1,759,600
Securities purchased under agreements to
   resell ...................................................           911,600
Loans and lease financing receivables:
   Loans and leases held for sale ...........................           724,074
   Loans and leases, net of unearned
     income...............32,368,718
   LESS: Allowance for loan and
     lease losses............826,505
   Loans and leases, net of unearned
     income and allowance....................31,542,213
Trading Assets ..............................................         7,527,662
Premises and fixed assets (including capitalized
   leases) ..................................................           825,706
Other real estate owned .....................................               164
Investments in unconsolidated subsidiaries and
   associated companies .....................................           260,940
Customers' liability to this bank on acceptances
   outstanding ..............................................           225,935
Intangible assets
   Goodwill .................................................         2,027,675
   Other intangible assets ..................................            75,330
Other assets ................................................         4,843,295
                                                                   ------------

Total assets ................................................      $ 76,683,021
                                                                   ============
LIABILITIES
Deposits:

   In domestic offices ......................................      $ 33,212,852
   Noninterest-bearing.......................12,997,086
   Interest-bearing..........................20,215,766
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs .................................        24,210,507
   Noninterest-bearing..........................595,520
   Interest-bearing..........................23,614,987
Federal funds purchased in domestic
  offices ...................................................           375,322
Securities sold under agreements to repurchase ..............           246,755
Trading liabilities .........................................         2,335,466
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases) ................................           959,997
Bank's liability on acceptances executed and
   outstanding ..............................................           227,253
Subordinated notes and debentures ...........................         2,090,000
Other liabilities ...........................................         5,716,796
                                                                   ------------
Total liabilities ...........................................      $ 69,374,948
                                                                   ============
Minority interest in consolidated
   subsidiaries .............................................           540,772

EQUITY CAPITAL

Perpetual preferred stock and related
   surplus ..................................................                 0
Common stock ................................................         1,135,284
Surplus .....................................................         1,056,295
Retained earnings ...........................................         4,463,720
Accumulated other comprehensive income ......................          (112,002)
Other equity capital components .............................                 0
                                                                   ------------
Total equity capital ........................................         6,767,301
                                                                   ------------
Total liabilities minority interest and equity capital ......      $ 76,683,021
                                                                   ============

         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               Thomas J. Mastro,
                                           Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell                    Directors
Alan R. Griffith